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                                                                    EXHIBIT 21.1


                       ASSOCIATED MATERIALS INCORPORATED



                         SUBSIDIARIES OF THE REGISTRANT



Name of Subsidiary                                    State of Jurisdiction
------------------                                    ---------------------

Alside, Inc.                                                 Delaware